UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
 ACT OF 1934
Date of Report (Date of Earliest Event Reported)   March 26, 2008

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 – Other Events

On March 26, 2008, Nevada Power Company (“Nevada Power”) and Sierra Pacific Power Company (“Sierra Pacific”), both wholly owned subsidiaries of Sierra Pacific Resources, filed amendments to their Integrated Resource Plans with the Public Utilities Commission of Nevada (“PUCN”).

  To meet the challenges of its growing service territory, Nevada Power continues to pursue a three-part strategy for providing clean, safe, reliable electricity to its customers at reasonable and predictable prices:

1.	Increasing energy efficiency and conservation programs. These programs are known also as demand side management programs;
2.	Expanding renewable energy initiatives and investments; and
3.	Building new conventional generating plants.

Included in Nevada Power’s 7th Amendment to its’ 2007-2026 Integrated Resource Plan with the PUCN (“2006 Resource Plan”) are several initiatives, all of which comport with the goal of providing clean, safe, and reliable electricity to its customers at reasonable and predictable prices.  Significant 2006 Resource Plan amendment requests include:

•
Approval to construct a 500 MW (nominal) combined cycle unit at the existing Harry Allen site  with a scheduled commercial operation date of June 1, 2011.  The estimated cost of this project is approximately $682 million (excluding allowance for funds used during construction or “AFUDC”).

•
Several approvals related to the Ely Energy Center (“EEC”): first, to delay the required 2008 EEC Amendment filing no later than April 2010; second, to update the budget for the development and permitting of EEC ($155 million through February 2010); and third, to revise the proposed EEC construction schedule to accommodate a June 1, 2015 in-service date for Unit 1 and June 1, 2016 in-service date for Unit 2.

•
Approval to acquire a 50% interest in an expanded Carson Lake Project (from a nominal net 24 MW to 40 MW) under the terms of a Joint Operating Agreement with an affiliate of Ormat Technologies Inc. (NYSE: ORA).

•	Approval to construct the 6 MW Goodsprings Waste Heat Recovery Project at the compressor station on the Kern River Gas Pipeline.
•
Approval of various electric transmission projects at a total estimated cost of $220 million.  The majority of which is the Sunrise 500 kV Tap project with a scheduled commercial operation date of 2011 and a total estimated cost of $182 million (not including previously purchased land and land rights).

As is the case with Nevada Power, Sierra Pacific continues to pursue a three-part strategy for providing clean, safe, reliable electricity to its customers at reasonable and predictable prices.  Material requests included in Sierra Pacific Power’s 2nd Amendment to its’  2008-2027 Integrated Resource Plan (“2007 Resource Plan”) with the PUCN are several approvals related to the EEC, as discussed above, under Nevada Power.

    This disclosure contains forward-looking statements regarding the future performance of Nevada Power Company and Sierra Pacific Power Company (collectively, the "Utilities”), within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the Utilities’ ability to obtain necessary regulatory approvals and permits, risks related to construction of power plants, changes in applicable environmental laws or regulations, and the Utilities’ ability to obtain financing on favorable terms.  Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Utilities are contained in their Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.  The Utilities undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: March 28, 2008	By:	/s/ William D. Rogers
William D. Rogers
Chief Financial Officer (Principal Financial Officer)

Nevada Power Company (Registrant)
Date: March 28, 2008	By:	/s/ William D. Rogers
William D. Rogers
Chief Financial Officer (Principal Financial Officer)

Sierra Pacific Power Company (Registrant)

Date: March 28, 2008	By:	/s/ William D. Rogers
William D. Rogers
Chief Financial Officer (Principal Financial Officer)